10.23

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (the “Settlement Agreement”) is entered into effective on this 10th day of January 2017, by and between U.S. PRECIOUS METALS,

INC. (“USPR”), on the one hand, and RESOURCE TECHNOLOGY CORPORATION (“RTC”),

PLASMAFICATION TECHNOLOGY HOLDINGS, LLC (“PTH”), GENNARO

PANE

(“Pane”), JOSEPH SPANO (“Spano”), BARRINGTON SCHNEER1 (“Schneer”), and CHAD

ALTIERI (“Altieri”), on the other hand. USPR, RTC, PTH, Pane, Spano, Schneer, and Altieri may be referred to herein individually as a “Party” or collectively as the “Parties.”

WHEREAS, on or about May 11, 2013, USPR, RTC, RTC’s shareholders, and PTH entered into a Share Exchange Agreement, pursuant to which USPR was to acquire all of the issued and outstanding shares of RTC in exchange for 300 million shares of USPR common stock (the “Share Exchange Agreement”);

WHEREAS, on or about January 29, 2014, USPR, RTC, RTC’s shareholders, and PTH entered into a Restructuring Agreement, pursuant to which, among other things: (1) the Share

Exchange Agreement was cancelled and terminated; (2) PTH delivered to USPR a Promissory

Note in the principal amount of $5 million, which was payable on or before January 30, 2015;

(3) USPR issued to RTC 1,250,000 shares of its newly created Class A Super Voting Preferred

Stock on or about February 1, 2014 (the “Restructuring Agreement”);

WHEREAS, certain disputes arose between the parties concerning the performance of their respective obligations under the Restructuring Agreement and other related agreements and,

as a result, on May 12, 2015, USPR rescinded the 1,250,000 shares of Class A Super Voting

Preferred Stock it had issued to RTC pursuant to the Restructuring Agreement;

WHEREAS, on July 27, 2015, RTC commenced an action against USPR in the Circuit

Court of the 11th Judicial Circuit, in and for Miami-Dade County, Florida entitled Resource

Technology Corporation v. U.S. Precious Metals, Inc., Case No. 2015-017057-CA-01;

WHEREAS, on September 4, 2015, USPR filed a Notice of Removal, removing the above-referenced state court Action to the United States District Court for the Southern District

of Florida, Case No. 1:15-cv-23357 (hereinafter, the “Litigation”);

WHEREAS, on September 25, 2015, USPR filed an Answer, Affirmative Defenses,

Counterclaims and Third-Party Complaint against RTC, PTH, Pane, Spano, Schneer, and Altieri;

WHEREAS, on February 12, 2016, USPR filed an Answer, Affirmative Defenses,

Counterclaims and Amended Third-Party Complaint against RTC, PTH, Pane, Spano, Schneer,

and Altieri;

1 Schneer was named as a third-party defendant in this action, but was never served. Nevertheless, by signing this

Settlement Agreement, Schneer agrees to be bound by the terms of this Settlement Agreement and submits himself to the jurisdiction of the Court in this action for purposes of enforcing the obligations created under this Settlement

Agreement.

WHEREAS, on June 17, 2016, Third-Party Defendants PTH, Pane, Spano and Altieri

filed an Answer and Affirmative Defenses to Amended Third-Party Complaint and Third-Party

Counterclaim (by Pane only) against USPR;

WHEREAS, on June 29, 2016, RTC filed an Answer and Affirmative Defenses to

USPR’s Amended Complaint;

WHEREAS, on July 1, 2016, RTC filed an Amended Complaint against USPR;

WHEREAS, on July 8, 2016, USPR filed an Answer and Affirmative Defenses to Pane’s

Third-Party Counterclaim;

WHEREAS, on July 14, 2016, USPR filed an Answer and Affirmative Defenses to

RTC’s Amended Complaint;

WHEREAS, without any Party acknowledging any wrongdoing, the Parties desire to resolve all disputes between them related to or arising from the Share Exchange Agreement, the

Restructuring Agreement, and all other issues raised or which could have been raised in the

Litigation, without the necessity of protracted and costly litigation, upon the terms set forth herein;

NOW, THEREFORE, for good and valuable consideration exchanged, including the promises contained herein and the above recitals, which are incorporated herein by reference, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.

Dismissal of the Litigation. Within three (3) days from the execution of this

Settlement Agreement by all Parties, RTC, PTH, Pane, Spano, and Altieri shall prepare and file execute a Joint Stipulation for Dismissal With Prejudice in the Litigation in the form annexed hereto as Exhibit A.

2.

Termination of the Share Exchange Agreement and the Restructuring Agreement.

The Parties acknowledge that the Share Exchange Agreement and the Restructuring Agreement

are terminated and no longer of any force and effect, and that all parties under those agreements are relieved and discharged from any obligation or liability thereunder from inception.

3.

Releases.

(a)

Excluding the Joint Venture and Exploration, Exploitation and Mine Operating

Agreement by and between USPR and Marigold dated of even date hereof, including Marigold’s obligations thereunder, USPR and each of its past and present affiliates and its past and present predecessors, successors, assigns, heirs, subsidiaries, owners, equity holders, members,

managers, directors, officers, employees, representatives, agents and attorneys (collectively, the

“USPR Releasors”), hereby release and forever discharge RTC, PTH, Pane, Spano, Schneer, and

Altieri, and each of their past and present affiliates and their past and present predecessors,

successors, assigns, heirs, subsidiaries, owners, equity holders, members, managers, directors,

officers, employees, representatives, agents and attorneys (collectively, the “RTC Releasees”)

from all actions, causes of action, suits, claims, counterclaims, debts, dues, sums of money,

accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements,

promises, variances, trespasses, damages, judgments, extents, executions, and demands whatsoever, in law, admiralty or equity, which the USPR Releasors ever had, now have or hereafter can, shall or may have against the RTC Releasees for, upon or by reason of any matter,

cause or thing whatsoever from the beginning of the world to the date of this Settlement

Agreement, including matters related to or arising from the Share Exchange Agreement, the

Restructuring Agreement, or any other claim raised or which could have been raised in the

Litigation, but specifically excluding any claim or cause of action related to or arising out of the rights and obligations imposed by this Settlement Agreement.

(b)

RTC, PTH, Pane, Spano, Schneer, Altieri, and each of their past and present affiliates and their past and present predecessors, successors, assigns, heirs, subsidiaries,

owners, equity holders, members, managers, directors, officers, employees, representatives,

agents and attorneys (collectively, the “RTC Releasors”), hereby release and forever discharge

USPR and each of its past and present affiliates and its past and present predecessors, successors,

assigns, heirs, subsidiaries, owners, equity holders, members, managers, directors, officers,

employees, representatives, agents and attorneys (the “USPR Releasees”) from all actions,

causes of action, suits, claims, counterclaims, debts, dues, sums of money, accounts, reckonings,

bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances,

trespasses, damages, judgments, extents, executions, and demands whatsoever, in law, admiralty or equity, which the RTC Releasors ever had, now have or hereafter can, shall or may have against the USPR Releasees for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Settlement Agreement, including matters related to or arising from the Share Exchange Agreement, the Restructuring Agreement, or any

other claim raised or which could have been raised in the Litigation, but specifically excluding any claim or cause of action related to or arising out of the rights and obligations imposed by this

Settlement Agreement.

4.

Covenant Not To Sue. Each releasing Party, on behalf of itself and its successors,

assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably,

covenants and agrees with and in favor of each released Party above that it will not sue (at law,

in equity, in any regulatory proceeding or otherwise) any released Party on the basis of any claim released, remised and discharged by any Party pursuant to the above releases. If any Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, such

Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any released Party may sustain as a result of such violation, all attorneys’

fees and costs incurred by such released Party as a result of such violation.

5.

No Admission of Wrongdoing. No admissions of wrongdoing or liability on the part of any Party are expressed herein or are to be inferred hereby.

6.

Termination/Rescission. Each Party understands and acknowledges that the facts in respect of which this Settlement Agreement is made may hereafter prove to be other than, or different from, the facts in that connection now known by one or more of them or believed by one or more of them to be true, and they agree that all of the terms of this Settlement Agreement shall be in all respects effective and not subject to termination or rescission by any such difference in facts.

7.

Non-Disparagement. Except as required by law, the Parties agree that they will not in any way (directly or indirectly) do or say anything at any time including, without limitation, make any statements, whether written, verbal or electronic, or cause or encourage others to make any statements, whether written, verbal or electronic, to anyone, including without limitation, shareholders of USPR, that defame, disparage, slander, or in any way criticize the business interests, reputation, practices, or conduct of any other Party. Specifically, the RTC

Releasors, jointly and severally, covenant and agree that they will not, directly or indirectly,

communicate with or provide any information to any other shareholder of USPR for purposes of initiating, planning or effecting a legal or equitable claim, demand or action against the USPR

Releasees, for any reason whatsoever. The Parties acknowledge and agree that this non-

disparagement provision is a material inducement to enter into this Settlement Agreement, and if any party breaches this provision, that Party shall be immediately liable for and required to pay the offended Party, as liquidated damages, the amount of $25,000.00 as liquidated damages for each such proven violation. The parties agree that this liquidated damages provision is necessary because the damage that will in fact accrue as a result of a violation of this non-disparagement provision is uncertain at the time of entering into this Settlement Agreement. This payment must be paid to the offended party within fifteen (15) days of the receipt of notice of the violation. In the event the payment is not received within fifteen (15) days, the offended party shall be entitled to seek to enforce this Settlement Agreement by seeking the entry of a money judgment for the amount due, plus all attorneys’ fees and costs incurred by the offended Party as a result of such violation.

8.

Non-Interference. The RTC Releasors, jointly and severally, covenant and agree that they will not, directly or indirectly, whether individually or as an employee, owner, partner,

member, consultant, agent, director, officer, shareholder or in any other capacity, engage in or assist any individual or entity to engage in any act or action which they, acting reasonably,

believe or should believe would be harmful or inimical to the interests of the Company. This includes, without limitation, interfering with the business, operations or business prospects of

USPR, including contacting any third party that has or had a business relationship with USPR.

9.

Complete Agreement; No Other Representations.

This Settlement Agreement

represents the complete agreement between the Parties concerning the settlement of the Litigation, and supersedes any prior written and oral agreements between the Parties. Any amendments to this

Settlement Agreement must be in writing and signed by the Parties. In executing this Settlement

Agreement, the Parties have not seen, heard or relied upon any promises, statements, representations,

covenants, or warranties, whether express or implied, made by one another or by any representative or other person or entity, except to the extent that a matter is expressly stated in this Settlement

Agreement.

10.

Law and Forum. This Settlement Agreement shall be governed by the laws of the

State of New Jersey without giving effect to the principles of conflicts of laws thereof. The Parties irrevocably submit to the exclusive venue and jurisdiction of the State and Federal Courts located in

New Jersey in connection with any dispute arising out of and/or related to this Settlement Agreement.

11.

No Assignment of Claims. The Parties each acknowledge and represent that they have not assigned any claim arising out of and/or in connection with the Litigation to any third party prior to the date of this Settlement Agreement.

12.

Attorneys’ Fees and Costs. Each Party shall bear their own attorneys’ fees and costs incurred in connection with the Litigation, including the preparation of this Settlement

Agreement. However, if any Party institutes takes legal action to enforce this Settlement

Agreement or any provision of it, the prevailing party shall be entitled to recover from the losing

Party its reasonable attorneys’ fees and costs, at both the trial and appellate levels.

13.

Acknowledgements. Each Party hereby acknowledges and represents that:

(a)

it has the right, power, legal capacity and authority to enter into and to perform each of the obligations undertaken in this Settlement Agreement;

(b)

each of the covenants and agreements contained in this Settlement

Agreement shall inure to the benefit of and bind the Parties hereto, their respective agents, successors, representatives, heirs and/or assigns;

(c)

it has read this Settlement Agreement;

(d)

it clearly understands this Settlement Agreement and each of its terms;

(e)

it has had the benefit and advice of counsel of its own selection, or has had the opportunity to consult with counsel of its own selection;

(f)

each and every term and provision of this Settlement Agreement has been mutually agreed to and negotiated by it, and shall be construed simply according to its fair meaning and not strictly for or against any Party,

including any negative inference against the Party that drafted this

Settlement Agreement; and

(g)

it has executed this Settlement Agreement freely, with knowledge, and without influence or duress.

14.

Adequacy and Sufficiency of Consideration. The Parties hereby acknowledge that the items set forth in this Settlement Agreement, including the dismissal of the claims advanced in the Litigation, are adequate and sufficient consideration for this Settlement

Agreement.

15.

Severability. The invalidity of any provision of this Settlement Agreement shall not affect the continuing enforceability of the remaining provisions.

16.

Further Assurances. The Parties agree that, in the event it is necessary to execute additional related documentation which is necessary to consummate the intent of this Settlement

Agreement, they will execute any necessary and reasonable documents upon request.

17.

Counterparts. This Settlement Agreement may be executed in counterparts and by facsimile or electronic signatures, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement as of the date set forth above.

U.S. PRECIOUS METALS, INC.

By: ___________________________

Name: ________________________

Title: _________________________

Date: _________________________

PLASMAFICATION

TECHNOLOGY HOLDINGS, LLC

By: ___________________________

Name: ________________________

Title: _________________________

Date: _________________________

JOSEPH SPANO

By: ___________________________

Date: ______________________

RESOURCE TECHNOLOGY

CORPORATION

By: ___________________________

Name: ________________________

Title: _________________________

Date: _________________________

GENNARO PANE

By: ___________________________

Date: ______________________

BARRINGTON SCHNEER

By: ___________________________

Date: ______________________

CHAD ALTIERI

By: ___________________________

Date: ______________________